Exhibit 99.1

Fox Factory Holding Corp. Reports Third Quarter Fiscal 2025 Financial Results
DULUTH, Georgia, November 6, 2025 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”), a premium brand and a global leader in the design, engineering and manufacturing of performance-defining products and systems for customers worldwide, today reported financial results for the third fiscal quarter ended October 3, 2025.

Third Quarter Fiscal 2025 Highlights
•Net sales increased 4.8% year-over-year to $376.4 million; year-to-date net sales up 6.3%
•AAG net sales up 17.4% to $117.8 million and 3.2% sequentially; PVG net sales up 15.1% to $125.9 million and 1.9% sequentially
•Gross margin improved 50 basis points year-over-year to 30.4%
•Net loss of $0.6 million, or $0.02 per diluted share, compared to net income of $4.8 million, or $0.11 per diluted share, in the prior year quarter
•Adjusted EBITDA of $44.4 million, up 5.7% year-over-year; adjusted EBITDA margin of 11.8% up 10 basis points
•Adjusted earnings per diluted share of $0.23, compared to $0.35 in the prior year quarter; year-over-year decline reflects higher tariff costs and strategic launch investments
•Extended credit agreement maturity through October 2030, enhancing financial flexibility

Mike Dennison, FOX's Chief Executive Officer, commented, “Our third quarter results reflect overall improvement year-over-year, in a challenging environment. We delivered net sales growth of 5% and improved adjusted EBITDA by 6%. The increases were driven by organic growth in AAG up 17% with continued strength in aftermarket components—and the PVG segment up 15% in two wheel automotive. However, SSG underperformed expectations as OEMs, distributors and retail partners actively managed toward leaner inventories ahead of year-end, which impacted our third quarter results and is reflected in our updated full-year outlook. Despite these challenges, we strengthened our balance sheet, reducing debt by $17 million and extending our credit agreement through 2030.”
Mr. Dennison added, “Our $25 million cost reduction program remains on track for full delivery this year and we are preparing for phase two of this initiative. During the quarter, we further addressed tariff headwinds, and we made necessary investments in innovation and products. Although these investments created near-term margin pressure that wasn’t in our initial expectations, we believe they are cementing our competitive position. We are updating our near-term outlook to reflect these dynamics and remain focused on executing what we can control—operational excellence, product innovation, and strengthening our balance sheet so that we're positioned to deliver enhanced operating leverage as markets recover.”

Third Quarter 2025 Results
Net sales for the third quarter of fiscal 2025 were $376.4 million, an increase of 4.8%, as compared to net sales of $359.1 million in the third quarter of fiscal 2024. This increase reflects a $17.5 million or 17.4% increase in Aftermarket Applications Group (“AAG”) net sales, and a $16.5 million or 15.1% increase in Powered Vehicles Group (“PVG”) net sales, partially offset by a $16.8 million or 11.2% decrease in Specialty Sports Group (“SSG”) net sales. The increase in AAG net sales from $100.3 million to $117.8 million is driven by increased demand for aftermarket products; while high interest rates, high vehicle costs and macroeconomic conditions continue to impact dealers and consumers. The increase in PVG net sales from $109.3 million to $125.9 million is driven by strategic customer program launches and market share gains in motorcycle and powersports applications, which more than offset lower industry demand in the automotive original equipment (“OE”) product lines. The decrease in SSG net sales from $149.5 million to $132.7 million is primarily due to original equipment manufacturers, distributors, and dealers reducing inventory levels in response to market-wide economic conditions.
Gross margin was 30.4% for the third quarter of fiscal 2025, compared to gross margin of 29.9% in the third quarter of fiscal 2024. The increase in gross margin was primarily driven by favorable shifts in our product line mix. Third quarter margins include investments of intentional timing shifts related to accelerated strategic customer launches and facility consolidation activities that have since been completed.
Total operating expenses were $99.4 million, or 26.4% of net sales, for the third quarter of fiscal 2025, compared to $88.7 million, or 24.7% of net sales in the third quarter of fiscal 2024. Operating expenses increased by $10.7 million driven by accelerated investments in research and development and sales and marketing to support strategic customer launches and product innovation, and organizational restructuring initiatives. Adjusted operating expenses were $85.7 million, or 22.8% of net sales, in the third quarter of fiscal 2025, compared to $75.8 million, or 21.1% of net sales, in the third quarter of the prior fiscal year.
Income tax expense was $2.3 million in the third quarter of fiscal 2025, compared to $0.3 million in the third quarter of fiscal 2024. For the third quarter of fiscal 2025, the difference between the Company’s effective tax rate of 140.8% and the 21% federal statutory rate was primarily attributable to the unfavorable impact of discrete items in proportion to lower levels of pre-tax income.
Net loss attributable to FOX stockholders in the third quarter of fiscal 2025 was $0.6 million, compared to net income attributable to FOX stockholders of $4.8 million in the third quarter of the prior fiscal year. Net loss per diluted share for the third quarter of fiscal 2025 was $0.02, compared to earnings per diluted share of $0.11 for the third quarter of fiscal 2024. Adjusted net income in the third quarter of fiscal 2025 was $9.9 million, or $0.23 of adjusted earnings per diluted share, compared to adjusted net income of $14.8 million, or $0.35 of adjusted earnings per diluted share, in the same period of the prior fiscal year.
Adjusted EBITDA in the third quarter of fiscal 2025 was $44.4 million, compared to $42.0 million in the third quarter of fiscal 2024. Adjusted EBITDA margin in the third quarter of fiscal 2025 was 11.8%, compared to 11.7% in the third quarter of fiscal 2024.

First Nine Months Fiscal 2025 Results
Net sales for the nine months ended October 3, 2025, were $1,106.2 million, an increase of 6.3% compared to the nine months ended September 27, 2024. This increase reflects a $34.6 million or 11.2% increase in AAG net sales, a $26.2 million or 7.6% increase in PVG net sales, and a $4.4 million or 1.1% increase in SSG net sales. The increase in AAG net sales from $309.3 million to $343.8 million is driven by increased demand for aftermarket products; however, high interest rates, high vehicle costs and macroeconomic conditions impacting dealers and consumers continue to pose challenges. The increase in PVG net sales from $345.2 million to $371.5 million is primarily due to the expansion of the motorcycle business, which offset lower industry demand in automotive OE product lines.
Gross margin was 30.8% in the nine months ended October 3, 2025, compared to gross margin of 30.9% in the nine months ended September 27, 2024. Adjusted gross margin, excluding the effects of the amortization of an acquired inventory markup and organizational restructuring expenses, was 30.9% in the nine months ended October 3, 2025, compared to 31.3% in the nine months ended September 27, 2024. The decrease in adjusted gross margin is primarily driven by shifts in our product line mix and impact of tariffs.
Total operating expenses were $558.1 million, or 50.4% of net sales, in the nine months ended October 3, 2025, compared to $275.3 million, or 26.4% of net sales in the nine months ended September 27, 2024. Operating expenses increased by $282.8 million primarily due to the impact of goodwill impairment of $262.1 million, organizational restructuring expenses, and higher investments in research and development and sales and marketing to support future growth and product innovation. Adjusted operating expenses were $253.6 million in the nine months ended October 3, 2025, compared to $234.5 million in the nine months ended September 27, 2024.
Net loss attributable to FOX stockholders in the nine months ended October 3, 2025 was $257.6 million, compared to net income attributable to FOX stockholders of $6.7 million in the nine months ended September 27, 2024. Net loss per diluted share for the nine months ended October 3, 2025 was $6.17, compared to earnings per diluted share of $0.16 in the corresponding nine-month period of fiscal 2024. Adjusted net income in the nine months ended October 3, 2025 was $36.3 million, or $0.87 of adjusted earnings per diluted share, compared to $42.6 million, or $1.02 of adjusted earnings per diluted share in the corresponding nine-month period of the prior fiscal year.
Adjusted EBITDA increased to $133.3 million in the nine months ended October 3, 2025, compared to $126.6 million in the nine months ended September 27, 2024. Adjusted EBITDA margin was 12.1% in the nine months ended October 3, 2025, compared to 12.2% in the corresponding nine-month period of the prior fiscal year.
Reconciliations to non-GAAP measures are provided at the end of this press release.

Balance Sheet Summary
As of October 3, 2025, the Company had cash and cash equivalents of $65.4 million, compared to $71.7 million as of January 3, 2025. Inventory was $412.1 million as of October 3, 2025, compared to $404.7 million as of January 3, 2025. As of October 3, 2025, accounts receivable and accounts payable were $198.4 million and $148.7 million, respectively, compared to $165.8 million and $144.1 million, respectively, as of January 3, 2025. Prepaids and other current assets were $82.9 million as of October 3, 2025, compared to $85.4 million as of January 3, 2025. Goodwill was $378.9 million as of October 3, 2025, compared to $639.5 million as of January 3, 2025. Total debt was $687.7 million as of October 3, 2025 compared to $705.1 million as of January 3, 2025. The decrease in cash and cash equivalents was mainly due to capital expenditures, debt repayments, and changes in working capital. Inventory increased by $7.4 million, driven by planned inventory builds to support anticipated demand, foreign currency translation, and the impact from higher tariffs, partially offset by our strong execution of continuous improvement efforts to optimize inventory levels across the organization, particularly within PVG. The change in accounts receivable is due to higher sales in the fiscal quarter ended October 3, 2025 compared to the fiscal quarter ended January 3, 2025. The change in accounts payable reflects the timing of vendor payments. Goodwill decreased after the Company conducted its quantitative impairment assessment in the first quarter of fiscal 2025 triggered by adverse changes to U.S. tariff policies, new and expanded tariffs enacted by the current presidential administration, and resulting sustained decline in the Company’s stock price, leading to a non-cash impairment charge.

Outlook
For the fourth quarter of fiscal 2025, the Company is updating its expectations. Net sales are now expected to be in the range of $340 million to $370 million and adjusted earnings per diluted share are now expected to be in the range of $0.05 to $0.25.
For the fiscal year 2025, it now expects net sales in the range of $1.445 billion to $1.475 billion, adjusted earnings per diluted share in the range of $0.92 to $1.12, and a full year adjusted tax rate in the range of 15% to 18%.
For the fiscal year 2026, the Company believes the macroeconomic environment is setting up to be increasingly challenging. Interest rates, while declining, remain elevated and continue to constrain consumer spending and business investment. The labor market has softened considerably, with job growth slowing significantly and unemployment rising. These factors, combined with extended decision-making cycles within the various industries the Company serves, are creating headwinds for its businesses.
Given these conditions, management expects to begin phase two of its optimization initiative in fiscal 2026, which builds upon its work in 2025. This work will continue to be focused on executing operational initiatives to managing costs tightly toward its goals of driving margin improvement, generating improved rates of free cash flow to reduce balance sheet leverage, and positioning the business to capitalize on end-market recovery. The Company will provide additional detail surrounding its expectations for fiscal 2026 on its fourth quarter earnings call.
Adjusted earnings per diluted share excludes the following items net of applicable tax: amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses and related losses, non-cash goodwill impairment, and strategic transformation costs. A quantitative reconciliation of adjusted earnings per diluted share for the fourth quarter and full fiscal year 2025 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (800) 445-7795, and international listeners may dial (785) 424-1699; the conference ID is FOXFQ325 or 36937325. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company’s website at http://www.investor.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
Available Information
Fox Factory Holding Corp. announces material information to the public about the Company through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, and the investor relations section of its website (https://investor.ridefox.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. is a global leader in the design, engineering, and manufacturing of premium products that deliver championship-level performance for specialty sports and on- and off-road vehicles. Its portfolio of brands, like FOX, Marucci, Method Race Wheels, and more, are fueled by unparalleled innovation that continuously earns the trust of professional athletes and passionate enthusiasts all around the world. The Company is a direct supplier of shocks, suspension, and components to leading powered vehicle and bicycle original equipment manufacturers and offers premium baseball and softball gear and equipment. The Company acquires complementary businesses to integrate engineering and manufacturing expertise to reach beyond its core shock and suspension segment, diversifying its product offerings, and increasing its market potential. It also provides products in the aftermarket through its global network of retailers and distributors and through direct-to-consumer channels.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”), FOX includes in this press release certain non-GAAP financial measures consisting of “adjusted gross profit,” “adjusted gross margin,” “adjusted operating expense,” “adjusted operating expense margin”, “adjusted net income,” “adjusted earnings per share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines adjusted gross profit as gross profit adjusted for the amortization of acquired inventory valuation markups and cost of goods sold associated with organizational restructuring. Adjusted gross margin is defined as adjusted gross profit divided by net sales. FOX defines adjusted operating expense as operating expense adjusted for amortization of purchased intangibles, goodwill impairment, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and certain strategic transformation costs. FOX defines adjusted operating expense margin as adjusted operating expense divided by net sales. FOX defines adjusted net income as net (loss) income attributable to FOX stockholders adjusted for amortization of purchased intangibles, goodwill impairment, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs, all net of applicable tax. Adjusted earnings per share is defined as adjusted net income divided by the weighted average number of basic or diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net (loss) income adjusted for interest expense, net other expense, income taxes or tax benefits, amortization of purchased intangibles, goodwill impairment, depreciation, stock-based compensation, litigation and settlement related expenses, organizational restructuring expenses and related losses, acquisition and integration-related expenses and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales. These adjustments are more fully described in the tables included at the end of this press release.
FOX includes these non-GAAP financial measures to provide investors with additional insight on the Company’s operating performance and trends, as well as to supplement their understanding of the results of the Company’s core operations. In particular, the exclusion of certain items in calculating the non-GAAP financial measures consisting of adjusted gross profit, adjusted operating expense, adjusted net income and adjusted EBITDA (and accordingly, adjusted gross margin, adjusted operating expense margin, adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating expense margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of	As of
	October 3, 2025	January 3, 2025

Assets
Current assets:
Cash and cash equivalents	$65,372	$71,674
Accounts receivable (net of allowances of $2,484 and $1,848, respectively)	198,429	165,827
Inventory	412,070	404,736
Prepaids and other current assets	82,943	85,443
Total current assets	758,814	727,680
Property, plant and equipment, net	240,463	246,393
Lease right-of-use assets	111,741	104,019
Deferred tax assets	50,475	46,842
Goodwill	378,876	639,505
Trademarks and brands, net	251,793	264,126
Customer and distributor relationships, net	145,125	161,585
Core technologies, net	20,912	23,154
Other assets	16,725	21,484
Total assets	$1,974,924	$2,234,788
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$148,741	$144,067
Accrued expenses	81,499	91,427
Current portion of long-term debt	24,286	24,286
Total current liabilities	254,526	259,780
Revolver	151,000	153,000
Term Loans, less current portion	512,365	527,775
Other liabilities	101,209	93,089
Total liabilities	1,019,100	1,033,644
Non-controlling interest	(145)	(38)
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of October 3, 2025 and January 3, 2025	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,691 shares issued and 41,801 outstanding as of October 3, 2025; 42,574 shares issued and 41,684 outstanding as of January 3, 2025	42	42
Additional paid-in capital	348,937	339,266
Treasury stock, at cost; 890 common shares as of October 3, 2025 and January 3, 2025	(13,754)	(13,754)
Accumulated other comprehensive income	2,924	224
Retained earnings	617,820	875,404
Total stockholders’ equity	955,969	1,201,182
Total liabilities and stockholders’ equity	$1,974,924	$2,234,788

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the three months ended		For the nine months ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net sales	$376,355	$359,121	$1,106,249	$1,041,084
Cost of sales	261,903	251,642	765,127	719,484
Gross profit	114,452	107,479	341,122	321,600
Operating expenses:
Goodwill impairment	—	—	262,129	—
General and administrative	37,662	32,436	114,037	106,819
Sales and marketing	32,685	29,103	96,748	89,828
Research and development	18,621	16,103	53,507	45,331
Amortization of purchased intangibles	10,383	11,035	31,659	33,355
Total operating expenses	99,351	88,677	558,080	275,333
Income (loss) from operations	15,101	18,802	(216,958)	46,267
Interest expense	13,912	14,228	41,234	41,422
Other income, net	(435)	(456)	(1,950)	(458)
Income (loss) before income taxes	1,624	5,030	(256,242)	5,303
Provision (benefit) from income taxes	2,286	250	1,449	(1,388)
Net (loss) income	$(662)	$4,780	$(257,691)	$6,691
Less: net loss attributable to non-controlling interest	(28)	—	(107)	—
Net (loss) income attributable to FOX stockholders	$(634)	$4,780	$(257,584)	$6,691
(Net loss) earnings per share:
Basic	$(0.02)	$0.11	$(6.17)	$0.16
Diluted	$(0.02)	$0.11	$(6.17)	$0.16
Weighted-average shares used to compute earnings per share:
Basic	41,816	41,699	41,771	41,674
Diluted	41,816	41,724	41,771	41,719

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the nine months ended
	October 3, 2025	September 27, 2024
OPERATING ACTIVITIES:
Net (loss) income	$(257,691)	$6,691
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Goodwill impairment	262,129	—
Depreciation and amortization	69,449	61,754
Provision for inventory reserve	4,152	2,685
Stock-based compensation	10,937	6,574
Amortization of acquired inventory step-up	342	4,485
Amortization of loan fees	3,978	2,572
Amortization of deferred gains on prior swap settlements	(783)	(3,189)
Proceeds from interest rate swap settlements	3,320	2,150
Deferred taxes	(4,695)	(752)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(30,725)	(21,825)
Inventory	(4,885)	(28,997)
Income taxes	(4,847)	(25,270)
Prepaids and other assets	607	7,761
Accounts payable	(11)	24,154
Accrued expenses and other liabilities	(8,511)	11,318
Net cash provided by operating activities	42,766	50,111
INVESTING ACTIVITIES:
Purchases of property and equipment	(27,169)	(32,087)
Acquisitions of businesses, net of cash acquired	—	(5,041)
Acquisition of other assets, net of cash acquired	—	(5,344)
Net cash used in investing activities	(27,169)	(42,472)
FINANCING ACTIVITIES:
Proceeds from revolver	77,000	169,000
Payments on revolver	(79,000)	(329,000)
Proceeds from issuance of debt	—	200,000
Repayment of term debt	(18,214)	(13,214)
Purchase and retirement of common stock	—	(25,000)
Repurchases from stock compensation program, net	(1,266)	(2,613)
Deferred debt issuance/modification costs	—	(855)
Net cash used in financing activities	(21,480)	(1,682)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(419)	(358)
CHANGE IN CASH AND CASH EQUIVALENTS	(6,302)	5,599
CASH AND CASH EQUIVALENTS—Beginning of period	71,674	83,642
CASH AND CASH EQUIVALENTS—End of period	$65,372	$89,241

FOX FACTORY HOLDING CORP.
NET INCOME (LOSS) TO ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF ADJUSTED EARNINGS PER SHARE
(in thousands, except per share data)
(unaudited)
The following tables provide a reconciliation of net (loss) income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted net income (a non-GAAP measure), and the calculation of adjusted earnings per share (a non-GAAP measure) for the three and nine months ended October 3, 2025 and September 27, 2024. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net (loss) income attributable to FOX stockholders	$(634)	$4,780	$(257,584)	$6,691
Goodwill impairment	—	—	262,129	—
Amortization of purchased intangibles	10,383	11,035	31,659	33,355
Litigation and settlement-related expenses	297	466	1,487	3,226
Other acquisition and integration-related expenses(1)	572	459	1,912	6,092
Organizational restructuring expenses(2)	2,428	723	7,608	1,243
Organizational restructuring related losses	239	—	1,330	—
Strategic transformation costs(3)	—	266	20	1,520
Tax impacts of reconciling items above(4)	(3,433)	(2,964)	(12,309)	(9,542)
Adjusted net income	$9,852	$14,765	$36,252	$42,585

Adjusted EPS
Basic	$0.24	$0.35	$0.87	$1.02
Diluted	$0.23	$0.35	$0.87	$1.02

Weighted average shares used to compute adjusted EPS
Basic	41,816	41,699	41,771	41,674
Diluted	42,002	41,724	41,880	41,719
(1) Represents various acquisition-related costs and expenses incurred to acquire and integrate acquired entities into the Company’s operations and the impact of the finished goods inventory and property, plant and equipment valuation adjustments recorded in connection with the purchase of acquired assets.
(2) Represents expenses associated with various restructuring initiatives intended to improve operational efficiency, realign resources, and support the Company’s long-term strategic objectives, including employee severance, relocation expenses, and consulting and advisory fees.
(3) Represents costs associated with various strategic initiatives.
(4) All tax impacts are calculated using the annual effective tax rate, except for tax impact of goodwill impairment. The effective rate of the goodwill impairment was 1.61% because of non-deductible goodwill.

FOX FACTORY HOLDING CORP.
NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and a reconciliation of net income margin to adjusted EBITDA margin (a non-GAAP measure) for the three and nine months ended October 3, 2025 and September 27, 2024. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net sales
Powered Vehicles Group	$125,872	$109,336	$371,484	$345,244
Aftermarket Applications Group	117,767	100,283	343,825	309,264
Specialty Sports Group	132,716	149,502	390,940	386,576
Net sales	$376,355	$359,121	$1,106,249	$1,041,084

Net (loss) income	$(662)	$4,780	$(257,691)	$6,691
Goodwill impairment	—	—	262,129	—
Provision (benefit) from income taxes	2,286	250	1,449	(1,388)
Depreciation and amortization(1)	23,001	20,845	66,189	61,699
Non-cash stock-based compensation	3,020	465	10,937	6,574
Litigation and settlement-related expenses	297	466	1,487	3,226
Other acquisition and integration-related expenses(2)	572	459	1,912	6,092
Organizational restructuring expenses(3)	2,428	723	7,598	1,199
Organizational restructuring related losses	239	—	1,329	—
Strategic transformation costs(4)	—	266	20	1,520
Interest and other expense, net	13,238	13,772	37,954	40,964
Adjusted EBITDA	$44,419	$42,026	$133,313	$126,577

Net (loss) income margin	(0.2)%	1.3%	(23.3)%	0.6%

Adjusted EBITDA margin	11.8%	11.7%	12.1%	12.2%

Powered Vehicles Group	$18,909	$8,948	$49,679	$40,719
Aftermarket Applications Group	12,449	9,394	45,458	38,420
Specialty Sports Group	27,489	36,521	81,269	89,792
Unallocated corporate expenses	(14,428)	(12,837)	(43,093)	(42,354)
Adjusted EBITDA	$44,419	$42,026	$133,313	$126,577

(1) Depreciation excludes amortization for purchase accounting property, plant and equipment fair value adjustment, and accelerated depreciation related to organizational restructuring initiatives.
(2) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory and property, plant and equipment valuation adjustments recorded in connection with the purchase of acquired assets.
(3) Represents expenses associated with various restructuring initiatives, excluding $11 in stock-based compensation for the nine-month period ended October 3, 2025, and $44 in stock-based compensation for the nine-month period ended September 27, 2024.
(4) Represents costs associated with various strategic initiatives.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND ADJUSTED GROSS MARGIN
(in thousands, except percentages)
(unaudited)
The following table provides a reconciliation of gross profit to adjusted gross profit (a non-GAAP measure) for the three and nine months ended October 3, 2025 and September 27, 2024, and the calculation of gross margin and adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net sales	$376,355	$359,121	$1,106,249	$1,041,084

Gross profit	$114,452	$107,479	$341,122	$321,600
Amortization of acquired inventory valuation markup	—	—	342	4,485
Organizational restructuring expenses	—	32	—	118
Adjusted Gross Profit	$114,452	$107,511	$341,464	$326,203

Gross Margin	30.4%	29.9%	30.8%	30.9%

Adjusted Gross Margin	30.4%	29.9%	30.9%	31.3%

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF ADJUSTED OPERATING EXPENSE MARGIN
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of operating expense to adjusted operating expense (a non-GAAP measure) and the calculations of operating expense margin and adjusted operating expense margin (a non-GAAP measure), for the three and nine months ended October 3, 2025 and September 27, 2024. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net sales	$376,355	$359,121	$1,106,249	$1,041,084

Operating expense	$99,351	$88,677	$558,080	$275,333
Goodwill impairment	—	—	(262,129)	—
Amortization of purchased intangibles	(10,383)	(11,035)	(31,659)	(33,355)
Litigation and settlement-related expenses	(297)	(466)	(1,487)	(3,226)
Other acquisition and integration-related expenses(1)	(572)	(459)	(1,570)	(1,607)
Organizational restructuring expenses(2)	(2,428)	(691)	(7,598)	(1,126)
Strategic transformation costs(3)	—	(266)	(20)	(1,520)
Adjusted operating expense	$85,671	$75,760	$253,617	$234,499

Operating expense margin	26.4%	24.7%	50.4%	26.4%

Adjusted operating expense margin	22.8%	21.1%	22.9%	22.5%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding amortization for purchase accounting inventory fair value adjustment that was classified as cost of sales.
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “can,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential”, “remain” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Such forward-looking statements include, but are not limited to, statements with regard to expectations related to the future performance of FOX; the Company’s expected demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s expectation regarding its operating results and future growth prospects; the Company’s expected future sales and future adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws, tariffs, and international trade policies, including regulations or orders related to the import and export of industry products; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the spread of highly infectious or contagious diseases, such as COVID-19, causing disruptions in the U.S. and global economy and disrupting the business activities and operations of the Company’s customers, business and operations; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; our ability to accurately forecast demand for our products; strategic transformation costs; legal and regulatory developments, including the outcome of pending litigation or regulatory or other governmental inquiries, and the impact of changing emissions and other regulations in the various jurisdictions in which our products are produced, used, and/or sold; the cost of compliance with, or liabilities related to, environmental or other governmental regulations or changes in governmental or industry regulatory standards; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences and effectively compete against competitors; changes in demand for performance-defining products as well as the Company’s other products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; product recalls and product liability claims; the impact of change in China-Taiwan relations on the Company’s business, operations or supply chain, the impact of the Russian invasion of Ukraine or the Israel-Palestine conflict or rising tension in the Middle East on the global economy, energy supplies and raw materials; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate changes in response thereto; changes in commodity, freight, and tariff costs (including tariff relief or our ability to mitigate tariffs, particularly in light of the policies of the current presidential administration and retaliatory actions in response thereto); our ability to mitigate increasing input costs through pricing or other measures; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended January 3, 2025 and filed with the Securities and Exchange Commission on February 28, 2025, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Jeff Sonnek
646-277-1263
Jeff.Sonnek@icrinc.com